UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2008

IR BIOSCIENCES HOLDINGS, INC.
(Exact name of registrant specified in charter)

Delaware	033-05384	13-3301899
(State of Incorporation)	(Commission FileNumber)	(IRS EmployerIdentification No.)

8767 E. Via de Ventura, Suite 190, Scottsdale, Arizona85258
(Address of principal executive offices)  (Zip Code)

(480) 922-3926
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communicationspursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2008, IR Biosciences Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with YA Global Investments, L.P. (the “Buyer”), pursuant to which the Buyer greed to purchase from the Company (i) up to $3 million of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants to acquire up to 7,500,000 additional shares of Common Stock (the “Warrants”) (the “Financing”).  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.

The initial closing of the Financing occurred on January 3, 2008, at which time the Company sold to the Buyer $2 million of the Convertible Debentures and the Warrants (the “First Closing”).  The Company, at its sole option, may elect to sell and issue to the Buyer an additional $1 million of Convertible Debentures within the six months following the execution of the Purchase Agreement (the “Second Closing”).  Obligations under the Convertible Debentures are guaranteed by ImmuneRegen BioSciences, Inc., the Company’s wholly-owned subsidiary (the “Guarantor”). The Company’s obligations under the Convertible Debentures are secured by (i) all of the assets and property of the Guarantor pursuant to a Security Agreement, a copy of which is attached to this Current Report as Exhibit 10.3; and (ii) by Patent Collateral of the Company and the Guarantor in accordance with a Patent Security Agreement by and among the Company, the Buyer and the Guarantor, a copy of which is attached to this Current Report as Exhibit 10.4.

The Convertible Debentures mature on December 31, 2010, unless extended by the holder, and accrue interest at the rate of 8% per annum.  Interest is payable in cash quarterly on the last day of each calendar quarter beginning on March 31, 2008, or at the Company’s option if “Equity Conditions”(as defined in the debenture) are satisfied, it may be paid by the issuance of Common Stock.  The Convertible Debentures are convertible at any time at the option of the holder into shares of the Company’s Common Stock at a price equal to $0.20 per share.  On or after December 31, 2009 or if the Company’s fails to achieve certain milestones based on preclinical studies and submission of a Investigational New Drug Application, as set forth in the Convertible Debenture, the conversion price of the Convertible Debentures becomes the lower of (i) $0.20 per share or (ii) 80% of the lowest daily volume weighted average price during the five trading days immediately preceding conversion.

The Company may redeem a portion or all amounts outstanding under the Convertible Debentures prior to the December 31, 2010 provided that certain conditions to redemption have been satisfied.   The Company may force a conversion of the Convertible Debentures into Common Stock, provided that specified conditions have been satisfied.  Holders of the Convertible Debentures are subject to limitations on their right to convert the Convertible Debentures, or receive shares of Common Stock as payment of interest, if after giving effect to such conversion or receipt of shares, the holder would be deemed to beneficially own more than 9.99% of the Company’s then outstanding Common Stock.  Upon the occurrence of certain events of default defined in the Convertible Debentures, including the Company’s failure to pay the holder any amount of principal, interest, or other amounts when due, the full principal amount of the Convertible Debentures, together with interest and other amounts due, become immediately due and payable in cash, provided however, that holder may request payment of such amounts in Common Stock of the Company.

In the event the Company effects any “fundamental transaction”as defined in the Convertible Debentures, including a merger or consolidation of the Company or sale of more than 50% of its assets, the holder may (i) require the redemption of all amounts owed, including principal, accrued and unpaid interest and any other charges; (ii) require the conversion of the Convertible Debentures into shares of common stock and other securities, cash and property; or (iii) in the case of a merger or consolidation, require the surviving entity to issue to the holder a convertible debenture with a principal amount equal to the Convertible Debentures then held by the holder, plus all accrued and unpaid interest and other amounts, and with the same terms and conditions as the Convertible Debentures.

The Company placed $175,000 into an escrow account upon the First Closing, and if the Company elects to close the Second Closing it will place anadditional $75,000 into escrow.  The funds in escrow will be used to compensate the Buyer’s investment manager for monitoring and managing the Buyer’s purchase and investment.  In addition, agreed to pay a $20,000 structuring fee to the Buyer’s investment manager. In addition, for the period from January 3, 2008 through 30 days after all amounts owed to the Buyer under the Convertible Debentures have been paid, the officers and directors of the Company agreed not to sell, transfer, pledge, or otherwise encumber or dispose of any securities of the Company except in accordance with the volume limitations set forth in Rule 144(e) of the General Rules and Regulations under the Securities Act of 1933, as amended.

The Warrants have an exercise price, subject to adjustments, of $0.25 per share and are exercisable at any time on or prior to December 31, 2012. The Warrants provide a right of cashless exercise if, at the time of exercise, there is no effective registration statement registering the resale of the shares underlying the Warrants. Holders of the Warrants are subject to limitations on their right to exercise the Warrants, if after giving effect to the exercise, a holder and its affiliates would be deemed to beneficially own more than 9.99% of the Company’s then outstanding Common Stock.

The Buyer has a right of first refusal on any future funding that involves the issuance of the Company’s capital stock for so long as a portion of the Convertible Debentures is outstanding.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE.  ANY SECURITIES SOLD IN AS DESCRIBED ABOVE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01, above, of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms and sale of, and the financial obligations created by, the Convertible Debentures.

Item 3.02.      Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01, above, of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms and sale of the Convertible Debentures and the Warrants. The Buyer represented that it is an “accredited investor” and agreed that the securities bear a restrictive legend against resale without registration under the Securities Act of 1933, as amended (the “Securities Act”).  The sale of the Convertible Debentures and issuance of the Warrants were made pursuant to Section 4(2) and/or Rule 506 of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item 7.01  Regulation FD Disclosure

On January 9, 2008, the Company issued a press release announcing the Purchase Agreement with YA Global Investments, L.P. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	8% Secured Convertible Debenture due December 31, 2010, issued to YA Global Investments, L.P., dated January 3, 2008
4.2	Common Stock Purchase Warrant, issued to YA Global Investments, L.P., dated January 3, 2008
10.1	Securities Purchase Agreement, dated as of January 3, 2008, by and among the Company, YA Global Investments, L.P., and ImmuneRegen BioSciences, Inc.
10.2	Guaranty Agreement dated as of January 3, 2008, executed by ImmuneRegen BioSciences, Inc. in favor of YA Global Investments, L.P.
10.3	Security Agreement dated as of January 3, 2008, by and among the Company, YA Global Investments, L.P. and ImmuneRegen BioSciences, Inc.
10.4	Patent Security Agreement dated as of January 3, 2008, by and among the Company, YA Global Investments, L.P. and ImmuneRegen BioSciences, Inc.
99.1	Press Release dated January 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       January 9, 2008                                                                            By: /s/ Michael K. Wilhelm
    Michael K. Wilhelm
    President
    (Duly Authorized Officer)

EXHIBIT INDEX

Number	Description
4.1	8% Secured Convertible Debenture due December 31, 2010, issued to YA Global Investments, L.P., dated January 3, 2008
4.2	Common Stock Purchase Warrant, issued to YA Global Investments, L.P., dated January 3, 2008
10.1	Securities Purchase Agreement, dated as of January 3, 2008, by and among the Company, YA Global Investments, L.P., and ImmuneRegen BioSciences, Inc.
10.2	Guaranty Agreement dated as of January 3, 2008, executed by ImmuneRegen BioSciences, Inc. in favor of YA Global Investments, L.P.
10.3	Security Agreement dated as of January 3, 2008, by and among the Company, YA Global Investments, L.P. and ImmuneRegen BioSciences, Inc.
10.4	Patent Security Agreement dated as of January 3, 2008, by and among the Company, YA Global Investments, L.P. and ImmuneRegen BioSciences, Inc.
99.1	Press Release dated January 9, 2008